EXHIBIT 6.7
                                                                     -----------


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                                            Date of Issuance: September 10, 2003

                                            $160,000 in Previously Funded Amount
                                         $281,750 in Additional Principal Amount
                                              Totaling $441,750 in the Aggregate

                        6% CONVERTIBLE SECURED DEBENTURE
                              DUE JANUARY 30, 2004

     THIS CONVERTIBLE SECURED DEBENTURE is made by each of SBS Interactive, Co., a Florida corporation, and SBS Interactive, Inc., a Nevada corporation, joint and severally, each having a principal place of business at 200 Viceroy Avenue, Unit 5, Concord, Ontario (collectively, the "Company"), and is designated as the Company's "6% Convertible Secured Debenture, due January 30, 2004" (the "Debenture").

                             PRELIMINARY STATEMENTS
                             ----------------------

     WHEREAS, reference is hereby made to (i) that certain Convertible Secured Debenture (the "1st Debenture"), dated October 30, 2002, in the principal amount of $72,000, between the Company and the Secured Party, (ii) that certain Convertible Secured Debenture (the "Additional Debenture"), dated March 14, 2003, in the principal amount of $30,000, between the Company and the Secured Party, (iii) that certain senior Secured Promissory Note (the "Note"), dated July 22, 2003, in the principal amount of $52,000, between the Company and the Secured Party, and (iv) that certain Pledge and Security Agreement, dated July 22, 2003, securing the 1st Debenture, the Additional Debenture and the Note (the "Security Agreement"). The 1st Debenture, the Additional Debenture, the Note and the Security Agreement are sometimes collectively referred to herein as the "Loan Documents."

     WHEREAS, it is the intention of the Company and the Secured Party to reorganize the Loan Documents, such that all issued and outstanding amounts of principal and interest owing under the Loan Documents will be converted into part of the Principal Amount owing under this Debenture. The Company and the Secured Party hereby agree and acknowledge that the total amount of issued and outstanding principal and interest owing to the Company under the Loan

Documents, as of the date hereof, is $160,000 (the "Previously Funded Amount"). The difference between the Principal Amount and the Previously Funded Amount is defined as the "Additional Principal Amount".

                                    AGREEMENT
                                    ---------

     FOR VALUE RECEIVED, the Company promises to pay to Karlgar Limited or its assigns (referred to herein as either the "Holder" or the "Secured Party"), the principal sum of $441,750 (the "Principal Amount") (which amount is inclusive of the Previously Funded Amount) on January 30, 2004 or such earlier date as the Debenture is required or permitted to be repaid as provided hereunder (the "Maturity Date"), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 6% per annum, payable on the Maturity Date (the "Interest Payment Date"), in cash or shares of Common Stock at the Interest Conversion Rate, or a combination thereof; provided, however, payment in shares of Common Stock may only occur if:
(i) there is an effective Underlying Shares Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock to be issued in lieu of cash (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (ii) the Common Stock is listed for trading on a Principal Market (and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), and (iii) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, including the shares to be issued for interest in lieu of cash. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock shall otherwise occur pursuant to Section 4(b) and only for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue on the Conversion Date with respect to any principal amount converted, provided that the Company in fact delivers the Underlying Shares within the time period required by Section 4(b)(i). Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). Except as otherwise provided herein, if at anytime the Company pays interest partially in cash and partially in shares of Common Stock, then such payment shall be distributed ratably among the Holders based upon the principal amount of Debentures held by each Holder. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 15% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) ("Late Fee") which will accrue daily, from the date such interest is due hereunder through and including the date of payment.

     THE COMPANY MAY PREPAY THE WHOLE OR ANY PART OF THE PRINCIPAL AMOUNT OF THIS DEBENTURE AT ANY TIME AND FROM TIME TO TIME UPON NOT LESS THAN FIFTEEN BUSINESS DAYS WRITTEN NOTICE (THE "PREPAYMENT NOTICE") TO THE HOLDER; PROVIDED,

HOWEVER, THAT UPON THE RECEIPT OF THE PREPAYMENT NOTICE BY THE HOLDER, THE HOLDER SHALL, BE ENTITLED TO ELECT, BY NOTICE IN WRITING TO THE COMPANY (THE "PREPAYMENT ELECTION NOTICE") GIVEN WITHIN THREE BUSINESS DAYS FROM THE DATE OF RECEIPT OF THE PREPAYMENT NOTICE, TO ACCEPT AND RECEIVE SUCH PREPAYMENT OR, IN THE ALTERNATIVE, TO CONVERT THE PRINCIPAL AMOUNT THEN OUTSTANDING TO SHARES OF COMMON STOCK (AS HEREINAFTER DEFINED) IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 4 HEREOF; PROVIDED FURTHER THAT IN THE EVENT THE HOLDER DOES NOT PROVIDE THE COMPANY WITH THE PREPAYMENT ELECTION NOTICE, THE HOLDER SHALL BE DEEMED TO HAVE ELECTED TO ACCEPT AND RECEIVE SUCH PREPAYMENT.

     This Debenture is subject to the following additional provisions:

     Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same and subject to compliance with applicable laws. No service charge will be made for such registration of transfer or exchange.

     Section 2. This Debenture may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     Section 3. Events of Default.

          a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

               i) any default in the payment of the principal of, interest on, or liquidated damages in respect of the Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured within 5 days of notice of such default sent by the Holder;

               ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of any of the Transaction Documents (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion or interest payment which breach is addressed in clause (x) below);

               iii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

               iv) the Company shall default in any of its obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $10,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, which default is not cured within 10 days of notice of such default sent by the Holder;

               v) the Common Stock shall not be eligible for quotation on or quoted for trading on a Principal Market and shall not again be eligible for and quoted or listed for trading thereon within seven Trading Days;

               vi) the Company shall be a party to any Change of Control Transaction, shall agree to sell or dispose of all or in excess of 40% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than redemptions of Underlying Shares and repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided no repurchase shall exceed $50,000 for any officer or director);

               vii) an Underlying Shares Registration Statement shall not have been declared effective by the Commission on or prior to the 150th calendar day after the Original Issue Date;

               viii) if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Underlying Shares Registration Statement, in either case, for more than 15 consecutive Trading Days or 25 non-consecutive Trading Days during any 12 month period;

               ix) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), which shall be covered by Section 3(a)(vii));

               x) the Company shall fail for any reason to deliver certificates to a Holder prior to the seventh Trading Day after a Conversion Date pursuant to and in accordance with Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; or

               (xi) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five days after notice thereof is delivered hereunder.

     b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Prepayment Amount. Interest shall immediately accrue on the Mandatory Prepayment Amount hereunder from the day such amount is due (being the date of an Event of Default) through the date of prepayment in full thereof in an amount equal to the Late Fee, to accrue daily from the date such payment is due hereunder through and including the date of payment. All Debentures for which the full prepayment price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

     Section 4.  Conversion.

          a) i) At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible into shares of Common Stock of SBS Interactive, Co., Florida corporation (the "Common Stock"), at the option of the Holder, in whole or in part at any time and from time to time. The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a "Notice of Conversion"), specifying therein the principal amount of Debentures to be converted and the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Debentures to the Company unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within 1 Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

               ii) NOTWITHSTANDING ANYTHING HEREIN CONTAINED, IN THE EVENT THE COMPANY PROVIDES THE HOLDER WITH WRITTEN NOTICE (THE "AUTOMATIC CONVERSION NOTICE") TO THE EFFECT THAT IT HAS RAISED NOT LESS THAN $1,500,000.00 AS A CONSEQUENCE OF AN ISSUANCE OF SHARES OF COMMON STOCK (A "CAPITAL EVENT"), THE HOLDER SHALL AUTOMATICALLY BE DEEMED TO HAVE ELECTED TO CONVERT THIS DEBENTURE INTO SHARES OF COMMON STOCK AND TO HAVE ISSUED A NOTICE OF CONVERSION WITH A CONVERSION DATE EFFECTIVE THE FIFTH BUSINESS DAY NEXT FOLLOWING THE RECEIPT BY THE HOLDER OF THE AUTOMATIC CONVERSION NOTICE. THE PROVISIONS OF THIS SECTION 4 SHALL APPLY IN RESPECT OF THE CONVERSION DESCRIBED IN THIS SECTION 4(A)(II); PROVIDED, HOWEVER, THAT THE SET PRICE (AS HEREINAFTER DEFINED) SHALL BE DEEMED TO BE THE LESSER OF (A)$0.15, AND (B) THE PRICE PER SHARE OF COMMON STOCK AT WHICH THE CAPITAL EVENT OCCURRED, CALCULATED ON A FULLY-DILUTED BASIS AND HAVING REGARD TO ANY OPTIONS, WARRANTS OR OTHER RIGHTS THAT MAY BE EXERCISABLE IN CONNECTION WITH SUCH CAPITAL EVENT.

               iii) Underlying Shares Issuable Upon Conversion and Pursuant to the Conversion of Principal Amount The number of shares of Common Stock issuable upon a conversion shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Set Price.

          (b) i) Not later than five Trading Days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the Underlying Shares which shall be free of restrictive legends and trading restrictions representing the number of shares of Common Stock being acquired upon the conversion of Debentures (including, if so timely elected by the Company, shares of Common Stock representing the payment of accrued interest) and (B) a bank check in the amount of accrued and unpaid interest (if the Company is required to pay accrued interest in cash). The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion.

               ii) If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the fifth Trading Day after the Conversion Date, the Company shall pay to such Holder, in Common Stock at the then Set Price, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days after such damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered. In the event a Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Debenture outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/ litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion

          Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

               (iii) In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i) by the third Trading Day after the Conversion Date, and if after such third Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with respect to which the actual sale price of the Underlying Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(b)(ii) in respect of the certificates resulting in such Buy-In.

               (iv) [Reserved]

          (c) i) The conversion price in effect on any Conversion Date shall be equal to $0.15 (subject to adjustment herein)(the "Set Price"); provided, however, in the event that the Company loses or is unable to secure its patent relating to the SBS Interactive technology developed in conjunction with Ultimatte, the conversion price shall thereafter equal the lesser of (A) the Set Price and (B) 60% of the average of the 5 Closing Prices for the 5 Trading Days immediately prior to the applicable Conversion Date.

               ii) If the Company, at any time while the Debentures are outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

               iii) If the Company, at any time while Debentures are outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock (the "Common Stock Equivalents") at a price per share less than the Closing Price at the record date mentioned below, then the Set Price shall be adjusted by multiplying the Set Price in effect immediately prior to such record date by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Closing Price on the record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

               iv) If the Company or any subsidiary thereof, as applicable, at any time while Debentures are outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalent entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Set Price ("Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price), then the Set Price shall be reduced to equal the effective conversion, exchange or purchase price at a 25% discount for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the 3rd business day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

               v) If the Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to Holder) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Set Price shall be determined by multiplying such price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               vi) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding on a fully diluted basis.

               vii) Whenever the Set Price is adjusted pursuant to any of
          Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

               viii) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holder at its last addresses as it shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holder is entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

               ix) If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such Debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

               (x) Notwithstanding the foregoing, no adjustment will be made under this paragraph (c) in respect of (A) the granting or issuance of shares of capital stock or of options to employees, officers, directors and consultants of the Company pursuant to any stock option plan agreement or arrangement duly adopted or approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (B) upon the exercise of this Debenture or any other Debenture of this series, or (C) upon the exercise of or conversion of any Common Stock Equivalents, rights, options or warrants issued and outstanding on the Original Issue Date, or (D) issuance of securities in connection with acquisitions, strategic investments, or strategic partnering arrangements, the primary purpose of which is not to raise capital.

     (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debenture, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4(b)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

     (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (g) Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (905) 660-1122, Attn: Todd Gotlieb or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Los Angeles time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Los Angeles time) on any date and earlier than 11:59 p.m. (Los Angeles time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Section 5.  Reserved.

     Section 6. Definitions For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Security Agreement, and (b) the following terms shall have the following meanings:

          "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of Los Angeles are authorized or required by law or other government action to close.

          "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company, or
     (ii) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the common stock, $0.001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Conversion Date" shall have the meaning set forth in Section 4(a)(i) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Interest Conversion Rate" means the lesser of (i) the Set Price and
     (ii) 90% of the lesser of (a) the average of the 20 Closing Prices immediately prior to the applicable Interest Payment Date or (b) the average of the 20 Closing Prices immediately prior to the date the applicable interest payment shares are issued and delivered if after the Interest Payment Date.

          "Late Fees" shall have the meaning set forth in the second paragraph to this Debenture.

          "Mandatory Prepayment Amount" for any Debentures shall equal the sum of (i) the greater of: (A) 130% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon and all other accrued and unpaid amounts due hereunder, or (B) the principal amount of Debentures to be prepaid, plus all other accrued and unpaid interest hereon and other amounts due hereunder, divided by the Set Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Closing Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

          "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

          "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Set Price" shall have the meaning set forth in Section 4(c)(i).

          "Trading Day" means (a) a day on which the shares of Common Stock are traded on a Principal Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not quoted on a Principal Market, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

          "Transaction Documents" shall mean this Debenture, the Security Agreement and the Registration Rights Agreement.

          "Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

          "Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

     Section 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holders, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holders; (b) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents; or (c) enter into any agreement with respect to any of the foregoing.

     Section 8. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

     Section 9. Except as provided below in this Section 9, so long as any portion of this Debenture is outstanding, the Company will not and will not permit any of its subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior in any respect to the Company's obligations under the Debentures without the prior consent of the Holder, which consent shall not be unreasonably withheld.

     Section 10. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the County of Los Angeles (the "Los Angeles Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Los Angeles Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Los Angeles Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     Section 11. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

     Section 12. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

     Section 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     Section 14. The Preliminary Statements of this Debenture are hereby incorporated by reference into the body of this Debenture and hereby become an integral part of this Debenture.

     Section 15. Upon full execution of this Debenture, each of the Loan Documents are hereby cancelled and terminated. The 1st Debenture, the Additional Debenture and Note may be marked cancelled and terminated by the Company.

     Section 16. The Secured Party agrees to fund the Additional Principal Amount under this Debenture as follows: $73,250 on September 10th, $73,250 on October 10th, $73,250 on November 10th, $73,250 on December 10th.

     Section 17. This Debenture is secured by that certain Security Agreement, of even date herewith, between the Company and the Holder.

     Section 18. The Company hereby agrees to reimburse the Holder for $5,000 in legal expenses relating to the negotiation and documentation of this Debenture and the transactions contemplated thereby, which amount will be directly deducted from the September payment set forth in Section 16 above of Additional Principal Amount.


                              *********************

IN WITNESS WHEREOF, the Company has caused this Convertible Secured Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                    SBS INTERACTIVE, CO.
                                    A Florida corporation

                                    By:  /S/ TODD GOTLIEB
                                        -----------------------
                                        Name:  Todd Gotlieb
                                        Title: President

                                    SBS INTERACTIVE, Inc.
                                    A Nevada corporation

                                    By:  /S/ TODD GOTLIEB
                                        -----------------------
                                        Name:  Todd Gotlieb
                                        Title: President

                                     ANNEX A

                              NOTICE OF CONVERSION


The undersigned hereby elects to convert principal under the 6% Convertible Secured Debenture of SBS Interactive, Co., a Florida corporation and SBS Interactive, Inc., a Nevada corporation (collectively, the "Company"), due on January 30, 2004, into shares of common stock, $0.001 par value per share (the "Common Stock"), of SBS Interactive, Co. according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Company's Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

                         Date to Effect Conversion:

                         Principal Amount of Debentures to be Converted:

                         Payment of Interest in Common Stock __ yes  __ no
                               If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

                         Number of shares of Common Stock to be issued:


                         Signature: ___________________________________________

                         Name:      ___________________________________________

                         Address:   ___________________________________________

                                    ___________________________________________

                                    ___________________________________________

                                   Schedule 1

                               CONVERSION SCHEDULE

6% Convertible Secured Debenture due on January 30, 2004, in the aggregate principal amount of $441,750 issued by each of SBS Interactive, Co., a Florida corporation and SBS Interactive, Inc., a Nevada corporation, jointly and severally. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

                                      Dated:


                                              Aggregate Principal
                                               Amount Remaining
                                                Subsequent to
      Date of Conversion                         Conversion
(or for first entry, Original    Amount of     (or original
         Issue Date)            Conversion    Principal Amount)   Company Attest
-----------------------------   ----------   -------------------  --------------

-----------------------------   ----------   -------------------  --------------

-----------------------------   ----------   -------------------  --------------

-----------------------------   ----------   -------------------  --------------

-----------------------------   ----------   -------------------  --------------

-----------------------------   ----------   -------------------  --------------

-----------------------------   ----------   -------------------  --------------

-----------------------------   ----------   -------------------  --------------

-----------------------------   ----------   -------------------  --------------

-----------------------------   ----------   -------------------  --------------

-----------------------------   ----------   -------------------  --------------